UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549
                      _________________________________

                                  FORM 8-K

                               Current Report
                   Pursuant to Section 13 or 15(d) of the
                       Securities Exchange Act of 1934


     Date of Report (Date of earliest event reported):   March 3, 2005


                      HEADLINERS ENTERTAINMENT GROUP, INC.
            ------------------------------------------------------
            (Exact Name of Registrant as Specified in its Charter)


   Delaware                        0-33145                84-1195628
 -----------------------------------------------------------------------------
 (State of Incorporation)      (Commission File         (IRS Employer
                               Number)                  Identification No.)


                 501 Bloomfield Avenue, Montclair, NJ 07042
                 ------------------------------------------
                  (Address of principal executive offices)

                               (973) 233-1233
                        -----------------------------
                        Registrant's Telephone Number


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communication pursuant to Rule 425 under the Securities Act (17
    CFR 230.425).
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17
    CFR 240.14a-12).
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the
    Exchange Act (17 CFR 240.14d-2(b)).
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 4.01  Change in Registrant's Certifying Accountant

     On March 3, 2005 Headliners dismissed Bagell, Josephs & Company, LLC ("Bagell Josephs") from its position as Headliners' principal independent accountant. The decision to dismiss Bagell Josephs was approved by the Board of Directors of Headliners.

     Bagell Josephs had not, prior to its dismissal, rendered any audit report or review opinion with respect to Headliners' financial statements. Bagell Josephs did not, at any time prior to its dismissal, advise Headliners of any of the enumerated items described in Item 304(a)(1) of Regulation S-B.

     Headliners and Bagell Josephs have not had any disagreement on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement, if not resolved to Bagell Josephs' satisfaction, would have caused Bagell Josephs to make reference to the subject matter of the disagreement in connection with its reports on Headliners' financial statements.

     On March 3, 2005, Headliners retained Joseph Troche, CPA to audit Headliners' financial statements for the year ended December 31, 2004. At no time during the past two fiscal years or any subsequent period did Headliners consult with Joseph Troche regarding either the application of accounting principles to a specified transaction or the type of audit opinion which might be rendered on Headliners' financial statements or any matter of the sort described above with reference to Bagell Josephs.


                                   EXHIBITS

16.  Letter from Bagell, Josephs & Company, LLC - to be filed by amendment.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   HEADLINERS ENTERTAINMENT GROUP, INC.


Dated: March 8, 2005               By:/s/ Eduardo Rodriguez
                                   ----------------------------
                                   Eduardo Rodriguez
                                   Chief Executive Officer